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                                                                                                            Exhibit 12.01
                                                    SCANA CORPORATION
                                                  CALCULATION OF RATIOS
                                          FOR THE YEAR ENDED DECEMBER 31, 2003
                                                  (Dollars in Millions)
CALCULATION OF BOND RATIO:

Net earnings (1)                                                                                                   $662.5

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding Mortgage Bond Indenture                  $11.8
     Other indebtedness (1)                                                                          118.7
          Total annualized interest charges                                                                         130.5

                Bond Ratio                                                                                           5.08

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:

Net earnings (2)                                                                                                   $635.1

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage Bond Indenture                                $118.7
     Other indebtedness (2)                                                                           11.8
          Total annualized interest charges                                                                         130.5

                New Bond Ratio                                                                                       4.87

(2) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (3)                                                                                                   $213.1

Divide by annualized interest charges on:
     Bonds outstanding under SCE&G's mortgage bond indentures                                       $130.4
     Preferred dividend requirements                                                                   7.3
          Total annualized interest charges                                                                         137.7

                Preferred Stock Ratio                                                                                1.55

(3) As defined under SCE&G's Restated Articles of Incorporation.
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



                                SCANA CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               For Each of the Five Years Ended December 31, 2003
                              (Dollars in Millions)

                                                                                      Years Ended December 31,
                                                                    -------------------------------------------------------------

                                                                        2003            2002       2001       2000        1999
                                                                        ----           -----       ----       ----        ----

Fixed Charges as defined:
     Interest on long-term debt                                         $206.1        $206.1        $227.5  $226.1      $143.0
     Amortization of debt premium, discount and expense (net)                4.9           5.1            6.4     4.4         3.1
     Interest component on rentals                                          3.6            3.4            1.8     1.2         0.8
     Preference security dividend requirement                              13.6          15.7           15.7    15.8        15.8
------------------------------------------------------------------- -------------- ------------- ---------- ----------- ---------

            Total Fixed Charges (A)                                    $228.2         $230.3        $251.4  $247.5      $162.7
=================================================================== ============== ============= ========== =========== =========

Earnings as defined:
     Pretax income (loss) from continuing operations                    $426.2          $(94.3)     $855.4  $373.7      $301.4
     Total fixed charges above                                            228.2          230.3        251.4   247.5       162.7
     Pretax equity earnings of investees                                    (5.2)                        (3.7)    0.6         1.1
                                                                                      (5.8)
     Cash distributions from equity investees                                7.7            7.8         11.2      5.9         1.3
     Preference security dividend requirements from above                 (13.6)                      (15.7)  (15.8)      (15.8)
                                                                                      (15.7)
------------------------------------------------------------------- -------------- ------------- ---------- ----------- ---------

          Total Earnings (B)                                           $643.3          $122.3    $1,098.6   $611.9      $450.7
=================================================================== ============== ============= ========== =========== =========

Ratio of Earnings to Fixed Charges (B/A)                                   2.82             .53         4.37    2.47        2.77
=================================================================== ============== ============= ========== =========== =========

For 2002, an additional $106.8 million in income before income taxes would be needed to obtain a ratio of 1.0. See Note 1G to the consolidated financial statements.

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



                                                                                                            Exhibit 12.02

                                          SOUTH CAROLINA ELECTRIC & GAS COMPANY
                                                  CALCULATION OF RATIOS
                                          FOR THE YEAR ENDED DECEMBER 31, 2003
                                                  (Dollars in Millions)
CALCULATION OF BOND RATIO:

Net earnings (1)                                                                                                   $662.5

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding Mortgage Bond Indenture                $11.8
     Other indebtedness (1)                                                                        118.7
          Total annualized interest charges                                                                         130.5

                Bond Ratio                                                                                           5.08

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:

Net earnings (2)                                                                                                   $635.1

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage Bond Indenture                              $118.7
     Other indebtedness (2)                                                                         11.8
          Total annualized interest charges                                                                         130.5

                New Bond Ratio                                                                                       4.87

(2) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings 3)                                                                                                    $213.1

Divide by annualized interest charges on:
     Bonds outstanding under SCE&G's mortgage bond indentures                                     $130.4
     Preferred dividend requirements                                                                 7.3
          Total annualized interest charges                                                                         137.7

                Preferred Stock Ratio                                                                                1.55

(3) As defined under SCE&G's Restated Articles of Incorporation.

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



                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               For Each of the Five Years Ended December 31, 2003
                              (Dollars in Millions)

                                                                                  Years Ended December 31,
                                                                 -----------------------------------------------------------

                                                                    2003         2002         2001      2000        1999
                                                                    ----         ----         ----      ----        ----

Fixed Charges as defined:
     Interest on long-term debt                                    $136.2      $125.7     $115.8    $106.4      $103.0
     Amortization of debt premium, discount and expense (net)           3.4        3.0          2.8       2.6         2.5
     Interest component on rentals                                      2.9        2.7          1.8       1.1         0.8
     Preference security dividend requirement                          1.7         3.8          3.8       3.8         3.8
---------------------------------------------------------------- ----------- ----------- ---------- ----------- ------------

            Total Fixed Charges (A)                                $144.2      $135.2     $124.2    $113.9      $110.1
================================================================ =========== =========== ========== =========== ============

Earnings as defined:
     Pretax income from continuing operations                      $331.3      $337.2     $349.0    $372.7      $302.7
     Total fixed charges above                                      144.2       135.2       124.2     113.9       110.1
     Preference security dividend requirements from above                                     (3.8)     (3.8)        (3.8)
                                                                   (1.7) (3.8)
---------------------------------------------------------------- ----------- ----------- ---------- ----------- ------------

          Total Earnings (B)                                       $473.8      $468.6    $469.4     $482.8      $409.0
================================================================ =========== =========== ========== =========== ============

Ratio of Earnings to Fixed Charges (B/A)                              3.29        3.47       3.78       4.24        3.71
================================================================ =========== =========== ========== =========== ============

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                                                                                                                Exhibit 12.03

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     For Each of the Four Years Ended December 31, 2003 and Fiscal Year Ended September 30, 1999
                              (Dollars in Millions)
                                                                                                                 Fiscal
                                                                                                                  Year

                                                                              Years Ended                         Ended
                                                                             December 31,                     September 30,
                                                               2003        2002        2001        2000           1999
                                                               ----        ----        ----        ----           ----

Fixed Charges as defined:
     Interest on long-term debt                                $19.1       $19.8      $20.3       $12.4           $13.7
     Interest expense                                             1.7         1.6        2.4         8.0             4.6
     Amortization of debt discount                                0.2         0.3        0.3         0.2             0.4
     Interest components on rentals                               0.3         0.3        0.3         0.1             0.1
------------------------------------------------------------ ---------- ----------- ----------- ----------- ------------------

            Total Fixed Charges (A)                            $21.3       $22.0      $23.3       $20.7           $18.8
============================================================ ========== =========== =========== =========== ==================

Earnings as defined:
     Pretax income (loss) from continuing operations           $50.0     $(193.5)     $32.9       $45.1           $41.9
     Total fixed charges above                                  21.3         22.0       23.3        20.7           18.8
     Pretax equity earnings of investees                         (4.5)                  (5.2)       (5.4)           (1.0)
                                                                          (4.8)
     Cash distributions from equity investees                     4.9         5.0        8.2         2.7               -
------------------------------------------------------------ ---------- ----------- ----------- ----------- ------------------

          Total Earnings (B)                                   $71.7     $(171.3)     $59.2       $63.1           $59.7
============================================================ ========== =========== =========== =========== ==================

Ratio of Earnings to Fixed Charges (B/A)                        3.37        (7.78)      2.54       3.05            3.18
============================================================ ========== =========== =========== =========== ==================

For 2002, an additional $193.2 million in income before income taxes would be needed to obtain a ratio of 1.0. See Note 1G to the consolidated financial statements.
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